EXHIBIT 99.1

                         [LETTERHEAD OF OMNI USA, INC.]

Company Contact:
Michael A. Zahorik
Executive Vice President
713-635-6331

Immediate Release

           OMNI USA, INC. REPORTS AGREEMENT WITH DANIEL AND AFFILIATES

Houston, TX.--September 10, 1997--Omni USA, Inc. (NASDAQ: OUSA) today announced the completion of an agreement effective June 30, 1997 (the "Agreement") that finalizes all relationships and potential obligations between and among former Company Chairman, Edward L. Daniel, his wife, Joan J. Daniel, their affiliates (collectively "Daniel") and the Company. Under the terms of the Agreement, Daniel's involvement in the Company will be comprised solely of ownership of Common Stock. The resulting capital structure of the Company will consist of outstanding Common Stock and warrants.

Under the Agreement, the Company redeemed all securities, including warrants, held by Daniel, except Common Stock of the Company. The Company issued 750,000 shares of Common Stock to Daniel (non-voting by Daniel for two years) and agreed to pay Edward Daniel $20,000 per month for twelve months in consideration of terminating all prior agreements to provide services to the Company.

"The simplification of the capital structure of the Company is a crucial step in Omni's long-range business plan. Omni is now in position to take advantage of the internal and external growth opportunities available and to enhance shareholder values," commented Michael A. Zahorik, Executive Vice President of Omni USA, Inc. "Following the completion of this Agreement, the Company will have approximately 3,600,000 shares of Common Stock outstanding, and 936,565 A Warrants and 686,372 B Warrants outstanding."

Headquartered in Houston, Texas, Omni USA, Inc. designs, manufactures and distributes planetary and other gearboxes as well as a line of trailer and towing products, for agricultural and industrial applications in domestic and foreign markets. It operates manufacturing facilities in Houston Texas, Butler Kentucky and Shanghai, China. The Company's common stock is traded on NASDAQ under the symbol "OUSA".

FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. INVESTORS ARE CAUTIONED THAT ACTUAL RESULTS MAY DIFFER SUBSTANTIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD- PARTY SUPPLIERS, POLITICAL AND ECONOMIC CIRCUMSTANCES IN CHINA, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.